UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________________________________________________________________________________

Date of Report (Date of earliest event reported): December 18, 2020

IZEA WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37703	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 N. Orlando Avenue, Suite 313, PMB 247 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:     (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IZEA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Equity Incentive Plan

At our 2020 Annual Meeting, the stockholders of IZEA Worldwide, Inc. (“IZEA”) approved the amendment and restatement of the IZEA Worldwide, Inc. 2011 Equity Incentive Plan (the “Plan”). A description of the terms and conditions of the Plan is set forth in IZEA’s Proxy Statement for the Annual Meeting, as filed with the Securities and Exchange Commission (the “SEC”) on October 23, 2020 (the “Proxy Statement”), under the heading “Proposal 2. Approval of an amendment to IZEA’s 2011 Equity Incentive Plan,” which description is incorporated herein by reference. This description is qualified in its entirety by the text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the 2020 Annual Meeting, holders of common stock were asked to consider and vote upon the:

1.election of seven directors to serve until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified;
2.approval of an amendment and restatement of IZEA's 2011 Equity Incentive Plan;
3.approval on a non-binding, advisory basis, the compensation paid to IZEA’s named executive officers;
4.approval on a non-binding, advisory basis, the frequency with which stockholders will make an advisory vote regarding the compensation paid to IZEA’s named executive officers; and
5.ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm.

PROPOSAL 1
Stockholders voted with respect to election of each of the nominees for director identified in the proxy statement as follows:

Nominee	For	Withheld	Broker Non-Votes
Edward H. (Ted) Murphy	5,508,266	1,337,239	20,862,655
Ryan S. Schram	5,664,379	1,181,126	20,862,655
Brian W. Brady	5,698,401	1,147,104	20,862,655
John H. Caron	5,689,190	1,156,315	20,862,655
Lindsay A. Gardner	5,776,219	1,069,286	20,862,655
Daniel R. Rua	5,761,148	1,084,357	20,862,655
Patrick J. Venetucci	5,738,050	1,107,455	20,862,655

As a result of this vote, each of Mr. Murphy, Mr. Schram, Mr. Brady, Mr. Caron, Mr. Gardner, Mr. Rua, and Mr. Venetucci was elected as a director to serve until the 2021 annual meeting of stockholders and until his successor is duly elected and qualified.

PROPOSAL 2

Stockholders voted to approve the amendment and restatement of IZEA's 2011 Equity Incentive Plan as follows:

For	Against	Abstained	Broker Non-Votes
4,618,493	2,137,183	89,829	20,862,655

PROPOSAL 3

Stockholders voted, on a non-binding, advisory basis, with respect to compensation paid to our named executive officers as described in the executive compensation tables set forth in the Proxy Statement for the Meeting as follows:

For	Against	Abstained	Broker Non-Votes
4,463,335	2,292,823	89,347	20,862,655

PROPOSAL 4

Stockholders voted, on a non-binding, advisory basis, with respect to the frequency with which stockholders will make an advisory vote regarding the compensation paid to IZEA’s named executive officers as follows:

1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
5,388,662	83,396	463,067	910,380	20,862,655

In light of the preference of IZEA’s stockholders and other factors, IZEA determined that it will hold a non-binding, advisory vote on the compensation paid to our named executive officers every year until the next advisory vote regarding the frequency of such advisory votes on named executive officer compensation is submitted to stockholders.

PROPOSAL 5

Stockholders voted to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 as follows:

For	Against	Abstained
25,116,951	351,294	2,232,915

Item 9.01.       Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description
10.1	2011 Equity Incentive Plan, as Amended and Restated

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA WORLDWIDE, INC.

Date: December 21, 2020	By: /s/ Edward H. (Ted) Murphy
Edward H. (Ted) Murphy President and Chief Executive Officer